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EXHIBIT 11.1


COMPUTATION OF NET INCOME PER SHARE
(In Thosands, Except Per Share Data)

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                                                                                                   Six months
                                                Three months ended  Six months ended Year ended      ended
                                                     June 30,           June 30,     December 31, December 31, Years ended June 30,
                                                   1998     1997     1998     1997       1997         1996       1996      1995
                                                   ----     ----     ----     ----       ----         ----       ----      ----

Earnings
  Income applicable to common stock              $ 1,101  $   742  $ 2,149  $   164    $ 1,792       $    44    $   788  $ 2,506
                                                 -------  -------  -------  -------    -------       -------    -------  -------
                                                 -------  -------  -------  -------    -------       -------    -------  -------
Shares
  Weighted average number of shares outstanding   17,850   16,598   17,769   16,596     16,614        16,580     16,383   16,236

Net income per share, basic                      $  0.06  $  0.04  $  0.12  $  0.01    $  0.11       $  0.00    $  0.05  $  0.15

Addional shares assuming conversion of options     1,244      202    1,068      206        311           183        405      563
                                                 -------  -------  -------  -------    -------       -------    -------  -------
Pro forma shares                                  19,094   16,800   18,837   16,802     16,925        16,763     16,788   16,799
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Net income per share, diluted                    $  0.06  $  0.04  $  0.11  $  0.01    $  0.11       $  0.00    $  0.05  $  0.15
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